UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2010
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 20, 2010, NeuStar, Inc. (the “Company”) entered into a lease (the “Lease”) with Ridgetop Three, L.L.C. relating to the Company’s corporate headquarters in Sterling, Virginia.
     The Lease provides for approximately 91,754 square feet of office space located at 21575 Ridgetop Circle, Sterling, Virginia 20166 (the “Premises”). The initial term of the Lease commences October 1, 2010 and terminates January 31, 2021. Under the terms of the Lease, the monthly base rent for the Premises is as follows:

Term	Monthly Base Rent
October 1, 2010 through January 31, 2011	$0
February 1, 2011 through December 31, 2011	$194,972
January 1, 2012 through December 31 2012	$200,821
January 1, 2013 through December 31, 2013	$206,846
January 1, 2014 through December 31, 2014	$213,051
January 1, 2015 through December 31, 2015	$219,443
January 1, 2016 through December 31, 2016	$226,026
January 1, 2017 through December 31, 2017	$232,807
January 1, 2018 through December 31, 2018	$239,791
January 1, 2019 through December 31, 2019	$246,985
January 1, 2020 through December 31, 2020	$254,395
January 1, 2021 through January 31, 2021	$262,027
The Company has two five-year options to renew the Lease, and the rent for the applicable renewal term will be determined if and when the Company exercises its applicable option to renew the Lease.
     The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Lease, dated January 20, 2010, by and between Ridgetop Three, L.L.C. and NeuStar, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010	NEUSTAR, INC.
	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Lease, dated January 20, 2010, by and between Ridgetop Three, L.L.C. and NeuStar, Inc.